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                                                                   EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT, dated as of January 16, 2002, is made by and between Spanish Broadcasting System, Inc., a Delaware corporation (the "Company") and Joseph A. Garcia (the "Optionee").

         WHEREAS, the Optionee has been selected by the Committee to receive a grant of stock options under the Spanish Broadcasting System 1999 Stock Option Plan (the "Plan").

         NOW, THEREFORE, in consideration of the Optionee's employment with the Company, the Company and the Optionee agree as follows:

         1.       DEFINITIONS.

         Any capitalized term not defined herein shall have the meaning set forth in the Plan.

         2.       GRANT OF OPTION.

                  (a) Grant; Grant Date. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee as of January 16, 2002, (the "Grant Date") an option to purchase 150,000 Shares at an exercise price equal to the closing price of the Shares on January 16, 2002, of $9.10 per share.

                  (b) Adjustments in Option. In the event that the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares or securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants, stock dividend or combination of shares or similar event, the Committee shall make an appropriate and equitable adjustment in the Option so that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, provided that any such adjustment shall be consistent with the provisions of the Optionee's employment agreement, if applicable.

                  (c) Form of Option. The Option is intended to be an Incentive Stock Option to the fullest extent provided by law.

                  (d) Term. The Option shall expire on the tenth anniversary of the Grant Date, unless terminated earlier by the Committee.

                  (e) Vesting. The Option shall become exercisable as follows: 20% immediately on the Grant Date; 20% on the first anniversary of the Grant Date; 20% on the second anniversary of the Grant Date; 20% on the third anniversary of the Grant Date; and 20% on the fourth anniversary of the Grant Date.


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                  (f)      Exercise. The Optionee may exercise an Option in
whole or in part at any time by delivering written notice of such exercise to the Secretary of the Company of the number of Shares as to which the Option is being exercised, and enclosing payment for the Shares with respect to which the Option is being exercised. Such payment shall be in cash or by check, or if approved by the Committee, by the delivery of Shares previously owned by the Employee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which the Option is being exercised, or pursuant to a "cashless exercise," or any combination of the foregoing approved by the Committee, in its sole discretion. Partial exercise shall be for whole Shares only and shall not be for less than one hundred (100) Shares unless the number of Shares purchased constitutes the total number of Shares then remaining subject to the Option or the Committee permits such smaller exercise in its sole discretion.

                  (g) Exercise Following Termination of Employment. In the event the Optionee's Termination of Employment is for Cause, the Option, whether exercisable or nonexercisable, at such time, shall be deemed to have terminated as of the day preceding such Termination of Employment. If such Termination of Employment is for any reason other than cause, any outstanding portion of the Option that has not become exercisable shall terminate on the date of such Termination of Employment, unless provided otherwise by the Board, in its sole discretion. Any outstanding exercisable portion shall be exercisable for the following periods:

                           (A)      If the Optionee's Termination of Employment
is due to death, Permanent Disability, or Retirement, the Option shall be exercisable by the Optionee (or his personal representative or beneficiary) for the shorter of twelve (12) months following the date of such Termination of Employment or the remainder of its original term.

                           (B)      In all other cases, the Option shall be
exercisable for the shorter of three months following such Termination of Employment, or the remainder of its original term.

                  (h) Nontransferability. The Option shall not be transferable other than by will or the laws of descent and distribution, and no transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, provided, however, that, in the discretion of the Committee, Options may be transferred pursuant to a Qualified Domestic Relations Order (within the meaning of the Code).

                  (i)      Conditions to Issuance of Stock Certificates.

                           (1)      The Shares deliverable upon the exercise of
the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The stock certificates evidencing the Shares shall bear such legends restricting transferability as the Committee deems necessary or advisable.


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                           (2)      The Company shall not be required to issue
or deliver any certificate or certificates for Shares deliverable upon any exercise of the Option prior to fulfillment of all of the following conditions:

                           (A)      The completion of any registration or other
qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, or the obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, deem necessary or advisable.

                           (B)      If, in its sole discretion, the Committee
deems it necessary or advisable, the execution by the Employee of a written representation and agreement, in a form satisfactory to the Committee, in which the Optionee represents that the Shares acquired by him upon exercise are being acquired for investment and not with a view to distribution thereof.

                  (j) Rights as a Stockholder. The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Option unless and until certificates representing such Shares have been issued by the Company.

         3.       MISCELLANEOUS.

                  (a) Administration. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company, and all other interested persons.

                  (b) Withholding of Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Optionee for federal income tax purposes with respect to the grant of the Option under this Agreement, the Optionee shall pay to the Company, or the Optionee (or his Designated Beneficiary) shall make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

                  (c) No Right to Continued Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.


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                  (d)      Entire Agreement; Amendment. This Agreement, and the
Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to such subject matter. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

                  (e) Governing Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

                  (f) Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

                  (g) Notices. All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                           To the Optionee:
                           Joseph A. Garcia
                           c/o Spanish Broadcasting System, Inc.
                           2601 South Bayshore Drive
                           Coconut Grove, Florida 33133

                           To the Company:
                           Spanish Broadcasting System, Inc.
                           2601 South Bayshore Drive
                           Coconut Grove, Florida 33133
                           Attention: Raul Alarcon, Jr.

                           Copy to:
                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, New York 10022
                           Attention: William E. Wallace, Jr., Esq.

                  (h) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (i) Conflict with the Plan. In the event of any conflict or inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.


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                  (j)      Injunctive Relief. The Optionee acknowledges and
agrees that a violation of Section 2(h) hereof will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, the Optionee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent the breach of such provisions and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

                  (k) Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       Spanish Broadcasting System, Inc.



                                       By: /s/ Raul Alarcon, Jr.
                                          --------------------------------------
                                          Name:  Raul Alarcon, Jr.
                                          Title: President and CEO

                                       OPTIONEE



                                           /s/ Joseph A. Garcia
                                       -----------------------------------------


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